UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2005 (November 21, 2005)
AirNet Systems, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of principal executive offices) (Zip Code)
(614) 409-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02. Results of Operations and Financial Condition.
     On November 21, 2005, AirNet Systems, Inc. (“AirNet”) issued a news release (the “Release”) reporting results for the three months and the nine months ended September 30, 2005. A copy of the Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The Release includes the following non-GAAP financial measures as defined in SEC Regulation G: income before income taxes and impairment charges; net income before impairment charges; and net income per share before impairment charges — basic and diluted. AirNet included in the Release a reconciliation between AirNet’s reported GAAP financial measures and the non-GAAP financial measures described in the preceding sentence. AirNet presented the selected non-GAAP financial measures to show results of operations excluding unusual charges for impairment of assets and goodwill incurred in each period presented. AirNet believes this information is useful and informative to readers in providing a more complete view of AirNet’s operating results.
     As disclosed in “Item 5. Other Information” of Part II of AirNet’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, on November 20, 2005, AirNet’s Board of Directors, upon the recommendation of the Compensation Committee, ratified a change to AirNet’s 2005 Incentive Compensation Plan to provide that, for purposes of computing the pre-tax income of AirNet upon which incentive compensation would be based, the $16.1 million non-cash impairment charge recorded by AirNet in the fiscal quarter ended September 30, 2005, will be disregarded and the pre-tax income for the fiscal year ending December 31, 2005, will be computed as if no impairment charge had been incurred.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c): Not Applicable
     (d) Exhibits: The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on November 21, 2005
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signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: November 28, 2005	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer,
Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 28, 2005
AirNet Systems, Inc.

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on November 21, 2005